Investment Information Page

Current Rate on Fixed Account Plus on date of Contract Date of Issue: [1.75]%

Current Rate on Short-Term Fixed Account on date of Contract Date of Issue: [1.25]%

Fixed Account Options –Guaranteed Minimum Interest Rate: [1.00]%

All of the current [Portfolio Director] Variable Investment Options available on Contract Date of Issue are below. Some of these options may not be available in Your plan.

	Investment Options		Investment Options
148	Aggressive Growth Lifestyle Fund	149	Moderate Growth Lifestyle Fund
090	American Beacon Man Large Cap Growth Fund	046	Nasdaq-100 Index Fund
068	Ariel Appreciation Fund	017	Science & Technology Fund
069	Ariel Fund	135	Small Cap Growth Fund
005	Asset Allocation Fund	014	Small Cap Index Fund
139	Capital Appreciation Fund	084	Small Cap Special Values Fund
150	Conservative Growth Lifestyle Fund	136	Small Cap Value Fund
158	Core Bond Fund	010	Stock Index Fund
021	Dividend Value Fund	016	Systematic Core Fund
087	Emerging Economies Fund	072	Systematic Growth Fund
101	Global Real Estate Fund	075	Systematic Value Fund
088	Global Strategy Fund	104	T. Rowe Price Retirement 2015 Fund
161	Goldman Sachs Government Money Market Fund	105	T. Rowe Price Retirement 2020 Fund
008	Government Securities Fund	106	T. Rowe Price Retirement 2025 Fund
078	Growth Fund	107	T. Rowe Price Retirement 2030 Fund
160	High Yield Bond Fund	108	T. Rowe Price Retirement 2035 Fund
077	Inflation Protected Fund	109	T. Rowe Price Retirement 2040 Fund
011	International Equities Index Fund	110	T. Rowe Price Retirement 2045 Fund
013	International Government Bond Fund	111	T. Rowe Price Retirement 2050 Fund
020	International Growth Fund	112	T. Rowe Price Retirement 2055 Fund
133	International Opportunities Fund	113	T. Rowe Price Retirement 2060 Fund
012	International Socially Responsible Fund	141	U.S Socially Responsible Fund
089	International Value Fund	053	Vanguard Life Strategy Moderate Growth Fund
102	Invesco Balanced Risk Commodity Strategy Fund	054	Vanguard LifeStrategy Conservative Growth Fund
079	Large Capital Growth Fund	052	Vanguard LifeStrategy Growth Fund
004	Mid Cap Index Fund	022	Vanguard Long-Term Investment Grade Fund
083	Mid Cap Strategic Growth Fund	023	Vanguard Long-Term Treasure Fund
138	Mid Cap Value Fund	025	Vanguard Wellington Fund
		024	Vanguard Windsor II Fund

UITG-525-5PCMC-DP	3